                                                                     Exhibit 3.3




                           AMENDED AND RESTATED BYLAWS



                                       OF



                              NETRADIO CORPORATION





                                   ARTICLE I.

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of NetRadio Corporation, a Minnesota corporation (the "Corporation") is as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Minnesota. The principal executive office of the Corporation shall be located at 43 Main Street Southeast, Suite 149, Minneapolis, MN 55414.

         SECTION 2. OTHER OFFICES. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.



                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS



         SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the Corporation is located.

         SECTION 2. REGULAR MEETINGS. The regular meeting of the shareholders shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer. At the regular meeting, the shareholders shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as may properly come before them. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, chief executive officer, chief financial officer or any two or more directors.

         SECTION 4. MEETINGS HELD UPON SHAREHOLDER DEMAND. Regular or special meetings may be demanded by a shareholder or shareholders pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2 and 302A.433, Subd. 2, or any successor provisions.

         SECTION 5. NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his/her address as shown by the books of the Corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, or except as otherwise permitted by statute. This notice shall be mailed at least ten (10) days prior thereto and no earlier than sixty (60) days prior thereto. Every notice of any special meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

         SECTION 6. WAIVER OF NOTICE. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         SECTION 7. QUORUM, ADJOURNED MEETINGS. The holders of a majority of the voting power of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. If a quorum is not present, a meeting may be adjourned from time to time without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meetings, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than a quorum.

         SECTION 8. VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy duly appointed by an instrument in writing subscribed to by such shareholder, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment. Each shareholder, unless provided otherwise by the terms of the shares, shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the voting power of the shares present and entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

         SECTION 9. ORGANIZATION OF MEETINGS. Unless a Chairman of the Board has been elected, at all meetings of the shareholders the President shall act as Chairman, and in his/her absence any person appointed by the President shall act as Chairman, and the Secretary, or in his/her absence any person appointed by the Chairman, shall act as Secretary.

         SECTION 10. PROPERLY BROUGHT BUSINESS. At the regular meeting, the shareholders shall elect directors of the Corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting, in accordance with these Bylaws. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 70% of the outstanding shares of the common stock.

         SECTION 11. RECORD DATE. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting shareholders, the record date shall be the sixtieth (60th) day preceding the date of such meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

         SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The Board of Directors consists of not less than 3 or more than 9 directors, as may be designated by the Board of Directors from time to time. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the regular meeting of shareholders. Each director shall be elected by the shareholders to hold office for a term of three consecutive years. Each director shall serve until a successor shall have been duly elected and qualified, unless the director shall retire, resign, die or be removed.

          SECTION 3. TRANSITIONAL BOARD. Upon the adoption of these Amended and Restated Bylaws, one class of directors shall hold office for a term expiring at the regular meeting of shareholders to be held in 2000, another class shall hold office for a term expiring at the regular meeting of shareholders to be held in 2001 and another class shall hold office for a term expiring at the regular meeting of shareholders to be held in 2002.

         SECTION 4. BOARD MEETINGS; PLACE; NOTICE. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting. Meetings of the Board of Directors may be called by the President by giving at least forty-eight (48) hours' notice, or by any director by giving at least five
(5) days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. The notice need not state the purpose of the meeting. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         SECTION 5. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally, in a writing signed by such director, or by attendance at the meeting. A director, by his/her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         SECTION 6. QUORUM AND VOTING. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the majority of the directors present adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         SECTION 7. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         SECTION 8. CONFERENCE COMMUNICATIONS. Any or all directors may participate in and be present at any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 8 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

         SECTION 9. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies in the Board of Directors of this Corporation resulting from the death, resignation, removal or disqualification of a director may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors of the Board, although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the shareholders or by action of the Board of Directors as permitted by Section 2 may be filled by a majority of the directors serving at the time of such increase; and each director elected or appointed pursuant to this Section 9 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

         SECTION 10. REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by Minnesota Statutes Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the director was named by the Board to fill the vacancy and the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

         SECTION 11. COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. Committees other than special litigation committees and committees formed pursuant to Section 302A.673, Subdivision 1(d), are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors.

         A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

         SECTION 12. WRITTEN ACTION. An action required or permitted to be taken at a meeting of the Board of Directors, or any committee, may be taken by written action signed by all of the directors, or all members of the committee, unless less than unanimous action is permitted by the Articles of Incorporation, in which case the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. The written action is effective when signed by the required number of directors, or committee members, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

         SECTION 13. NOMINATION FOR ELECTION. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United

States mail, postage prepaid, to the secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee;
(iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonable be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least seventy percent (70%) of the outstanding shares of the common stock.

         SECTION 14. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 15. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

                                   ARTICLE IV.

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer and a chief financial officer. The Board of Directors may also choose a Chairman of the Board, a President, Secretary, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws unless otherwise determined by the Board. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         SECTION 3. REMOVAL AND VACANCIES. Any officer may be removed from his/her office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall exercise general supervision and director over the more significant mattes of policy affecting the affairs of the Corporation, including particularly, its financial and fiscal affairs.

         SECTION 5. PRESIDENT. Unless otherwise determined by the Board, the President shall be the chief executive officer of the Corporation and shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall carry out the duties of the Chairman of the Board. He/She shall see that all orders and resolutions of the Board of Directors are carried into effect. He/She shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         SECTION 6. VICE PRESIDENT. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his/her power and duties in the order designated by the Board of Directors.

         SECTION 7. SECRETARY. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. He/She shall give proper notice of meetings of shareholders and directors. He/She shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

         SECTION 8. ASSISTANT SECRETARY. The Assistant Secretary, if any, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the Corporation and shall keep accurate financial records for the Corporation. He/She shall render to the President and the directors, whenever requested, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

         SECTION 10. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

         SECTION 11. COMPENSATION. The officers of the Corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

         SECTION 12. DELEGATION. Unless prohibited by the Articles of Incorporation, these Bylaws or a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of his office to other persons.

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

         SECTION 1. CERTIFICATES OF STOCK. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President and Secretary or any other officer of the Corporation, certifying the number of shares owned by him/her in the Corporation. Unless otherwise determined by the Board of Directors, the certificates of stock shall be numbered (separately for each class) in the order of their issue.

         SECTION 2. ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be issued except in consideration of cash or other property, tangible or intangible, received or to be received by the Corporation under a written agreement, or services rendered or to be rendered to the Corporation under a written agreement, as authorized by resolution(s) approved by the affirmative vote of a majority of the directors present, or approved by the affirmative vote of the holders of a majority of the voting power of the shares present, valuing all non-monetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         SECTION 3. FACSIMILE SIGNATURES. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 4. LOST OR DESTROYED CERTIFICATES. Except as otherwise provided by Minnesota Statutes, Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         SECTION 5. TRANSFER OF SHARES. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

         SECTION 6. SHARE REGISTER. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the Corporation are currently registered on the stock record books of the Corporation. The Corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled (except as provided for in Section 4 of this Article V).

         SECTION 7. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

                                   ARTICLE VI.

                       INDEMNIFICATION OF CERTAIN PERSONS

         SECTION 1. LIABILITY AND INDEMNIFICATION. No director shall be personally liable to the Corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Any person who at any time shall serve or shall have served as a director, officer, or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

         SECTION 2. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Minnesota Business Corporation Act.


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                                  ARTICLE VII.

                                BOOKS AND RECORDS

         SECTION 1. SHARE REGISTER. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

         (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

         (2) a record of the dates on which certificates or transaction statements representing shares were issued.

         SECTION 2. OTHER BOOKS AND RECORDS. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes
Section 302A.461, originals or copies of:

         (1) records of all proceedings of shareholders for the last three years;

         (2) records of all proceedings of the Board for the last three years;

         (3) its Articles and all amendments currently in effect;

         (4) its Bylaws and all amendments currently in effect;

         (5) financial statements required by Minnesota Statutes, Section 302A.463, and the financial statement for the most recent interim period prepared in the course of the operation

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

         of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

         (6) reports made to shareholders generally within the last three years;

         (7) a statement of the names and usual business addresses of its directors and principal officers; and

         (8) any shareholder voting trust or control agreements of which the Corporation is aware.



                                  ARTICLE VIII.

                          LOANS, GUARANTEES, SURETYSHIP

         SECTION 1. The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

         (1) is in the usual and regular course of business of the Corporation;

         (2) is with, or for the benefit of, a related corporation, an organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the Corporation has the power to make donations;

         (3) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board, to benefit the Corporation; or

         (4) has been approved by either (a) the affirmative vote of the holders of two-thirds voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured or may be secured in any manner, including, without limitation, a pledge of or other security interest in shares of the Corporation. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under a statute of the State of Minnesota.



                                   ARTICLE IX.

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

         SECTION 2. RECORD DATE. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date.

         SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed or changed by resolution of the Board of Directors.

         SECTION 5. SEAL. The Corporation shall have no corporate seal.



                                   ARTICLE X.

                                   AMENDMENTS


         SECTION 1. Subject to the right of the shareholders of the Corporation to adopt or amend these Bylaws as provided by Minnesota Statutes, Section 302A.181, these Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. However, the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

                                   ARTICLE XI.

                        SECURITIES OF OTHER CORPORATIONS

         SECTION 1. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the Corporation (i) to attend and to vote at any meeting of security holders of other companies in which the Corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the Corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         SECTION 2. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber securities of any other company owned by the Corporation which represent not more than 10% of the outstanding securities at such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

         The undersigned, Donavan W. Pederson, Secretary of NetRadio Corporation hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted as the bylaws of the Corporation by the Board of Directors on April 23, 1999.





                                     /s/ Donanvan W. Pederson, Secretary
                                     ------------------------------------------
                                         Donanvan W. Pederson, Secretary


Attest:







/s/Edward A. Tomechko
-----------------------------
Edward A. Tomechko
Chief Executive Officer










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